UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026 (October 14, 2026)

TEG OVERSEAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-275731	61-2108075
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

64/2 Mahtumquili Street

Yashnobod District 100000

Tashkent City, Republic of Uzbekistan

Tel: +1-347-799-7109

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Office)

STAGEWISE STRATEGIES CORP.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Preliminary Note:

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on October 14, 2026 (the “Original Form 8-K”) by TEG Overseas, Inc. (“TEG” or the “Company”) by updating certain information in the Original Form 8-K relating to (i) the registration of the transfer of the TEG SPV Participatory Interests to the Company, (ii) the change of the Board of Directors and (iii) the change of the Company’s fiscal year. Initially capitalized terms not otherwise defined in this Current Report shall have the meanings given to those terms in the Original Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported in the Original Form 8-K, as a matter of the mandatory law of the Republic of Uzbekistan, the transfer of the Participatory Interests to the Company will not become effective under the laws of Uzbekistan, and the Company will not be deemed to have officially acquired ownership of the Participatory Interests under the laws of Uzbekistan, until the entry of the corresponding record in the unified state register of legal entities of the Republic of Uzbekistan reflecting the Company as a participant of TEG SPV. This registration has been completed and the name of the Company is currently being updated to TEG Overseas, Inc. in the registry.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Registration Date having occurred as of October 14, 2026, (i) Temur Zokirov, Bahtiyor Kadirov and Elina Davidyan have resigned as members of the Board, and (ii) Anita Mendiratta, Wesley T. Davis, Marc William Kasher, Richard Nolan Sharko and Irodakhon Abduvakhitova, each of whom was designated by TEG SPV, has commenced serving as members of the Board, with Ms. Mendiratta serving as Chair of the Board. Mr. Zokirov continues to serve as the Company’s Chief Financial Officer and has been also appointed as Treasurer of the Company, and Elmurod Sopiev continues to serve as the Company’s Chief Executive Officer and has also been appointed as President of the Company.

The Board has determined that each of Ms. Mendiratta, Mr. Davis, Mr. Kasher and Mr. Sharko qualifies as an “independent director” under the OTCQB standards. The Board has also established an Audit Committee, consisting of Mr. Sharko, Mr. Davis and Ms. Mendiratta, with Mr. Sharko serving as the chair; a Compensation Committee, consisting of Mr. Kasher, Mr. Davis and Ms. Mendiratta, with Mr. Kasher serving as the chair; and a Nominating and Corporate Governance Committee consisting of Mr. Kasher, Mr. Davis and Ms. Mendiratta, with Mr. Kasher serving as the chair.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board, on October 14, 2026, approved a change in the Company’s fiscal year end from September 30th to December 31st.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of the business acquired.

The applicable financial statements were filed as Exhibits 99.1, 99.2, 99.3 and 99.4 to the Original Form 8-K.

(b)	Pro forma financial information.

The pro forma financial statements with respect to the transactions described in Item 2.01 of the Original Form 8-K was filed as Exhibit 99.5 to the Original Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of October 6, 2026, by and among StageWise Strategies Corp., TEG SPV LLC, Tourism and Entertainment Group LLC and Irodakhon Abduvakhitova (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2026)
3.1*	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2026)
10.1**	Franchise Agreement, dated December 13, 2018, between AKFA Dream World LLC and Hilton Hotel Worldwide Manage Limited +#
10.2**	Services Agreement, dated December 29, 2020, between Wide Tent System LLC and Wyndham Hotel Group (UK) East Limited, as assigned to Cultural Landmark Hotel LLC +#
10.3**	Trademark Sublicense Agreement, dated December 29, 2020, between Wide Tent System LLC and Wyndham Hotel Group (UK) East Limited +#
10.4**	Assignment, Assumption and Amendment Agreement, dated August 7, 2026, by and among Wide Tent System LLC, Cultural Landmark Hotel LLC and Wyndham Hotel Group (UK) East Limited +#
21.1*	List of subsidiaries
99.1*	Audited combined financial statements of StageWise Strategies Corp. as of and for the years ended September 30, 2025 and 2024
99.2*	Unaudited financial statements of StageWise Strategies Corp. as of June 30, 2026 and for the three and nine months ended June 30, 2026 and 2025
99.3*	Audited combined financial statements of TEG SPV LLC as of December 31, 2025 and 2024
99.4*	Unaudited condensed combined financial statements of TEG SPV LLC as of June 30, 2026, and for the three and six months ended June 30, 2026 and 2025
99.5*	Unaudited pro forma condensed combined financial information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed as an Exhibit to the Original Form 8-K

**	Filed herewith

+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

#	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2026

TEG OVERSEAS, INC.

By:	/s/ Temur Zokirov
Name:	Temur Zokirov
Title:	Chief Financial Officer

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